Exhibit 99.1

EQT Completes Acquisition of Equitrans Midstream

PITTSBURGH, July 22, 2024 /PRNewswire/ -- EQT Corporation (NYSE: EQT) today announced it has closed its acquisition of Equitrans Midstream Corporation (Equitrans).

The merger of EQT and Equitrans creates America’s only large-scale, vertically integrated natural gas business. The combined company is projected to have an unlevered NYMEX free cash flow breakeven1 price of approximately $2.00 per MMBtu, which is at the low end of the North American cost curve and ensures robust free cash flow generation through all parts of the commodity cycle.

EQT has identified more than $425 million of annual synergies associated with the combination, which upon realization could drive even further downside to EQT’s long-term free cash flow breakeven price.

The integration of Equitrans’ midstream assets immediately improves the economics of EQT’s approximately 4,000 drilling locations, unlocking unrivaled terminal value at a time when demand for natural gas is inflecting both domestically and abroad.

Toby Z. Rice, President and CEO of EQT, said, “We are excited to complete this highly strategic transaction significantly ahead of our original timeline, and welcome both Equitrans employees and shareholders to EQT. The early close resulted in nearly $150 million of savings relative to our original forecast and brings forward our de-leveraging and synergy capture timetables.”

Rice continued, “We are wasting no time unleashing our integration team, which has a successful track record of rapidly integrating three large-scale acquisitions over the past several years, to efficiently combine these organizations. This combination leaves EQT in a tremendously advantaged position to compete and win as we enter the global era of natural gas.”

In conjunction with the closing, and as previously announced under the terms of the merger agreement, three former Equitrans directors, Vicky A. Bailey, Thomas F. Karam, and Robert F. Vagt, have joined the EQT Board of Directors, effective immediately.

Advisors

Guggenheim Securities, LLC acted as lead financial advisor and RBC Capital Markets, LLC acted as a financial advisor to EQT. Kirkland & Ellis LLP served as EQT’s legal counsel on the transaction. Barclays and Citi served as financial advisors to Equitrans, and Latham & Watkins LLP served as legal counsel to Equitrans.

1Unlevered NYMEX free cash flow breakeven is defined as the average Henry Hub price needed to generate positive unlevered free cash flow, a non-GAAP financial measure. See the Non-GAAP Disclosures section of this news release for the definition of, and other important information regarding, this non-GAAP financial measure.

Investor Contact:

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.395.2555

Cameron.Horwitz@eqt.com

Media Contact:

Kelly Kimberly

FGS Global

713.822.7538

EQT@fgsglobal.com

About EQT Corporation

EQT Corporation is a leading independent natural gas production company with operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do. To learn more, visit eqt.com.

Cautionary Statements Regarding Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of EQT Corporation and its subsidiaries (collectively, the Company), including the Company's ability to achieve the intended operational, financial and strategic benefits from its acquisition of Equitrans, the Company’s ability to integrate the operations of Equitrans in a successful manner and in the expected time period, the combined company’s projected unlevered NYMEX free cash flow breakeven price and projected synergies.

The forward-looking statements included in this news release involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company's control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company's ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital, including as a result of rising interest rates, inflation and other economic uncertainties; the Company's hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, NGLs and oil; cybersecurity risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company's exploration and development plans, including as a result of supply chain and inflationary pressures; risks associated with operating primarily in the Appalachian Basin and obtaining a substantial amount of the Company's midstream services from a single provider; the ability to obtain environmental and other permits and the timing thereof; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; the Company's ability to integrate the Equitrans’ operations and assets in a successful manner and in the expected time period and the possibility that any of the anticipated benefits and projected synergies of such acquisition will not be realized or will not be realized within the expected time period; and disruptions to the Company's business due to acquisitions, divestitures and other strategic transactions. These and other risks are described under the “Risk Factors” section in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, the “Risk Factors” section included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, and other documents the Company files from time to time with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Adjusted Operating Cash Flow, Free Cash Flow and Unlevered Free Cash Flow

Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures, excluding capital expenditures attributable to noncontrolling interests. Unlevered free cash flow is defined as free cash flow, less interest expense. Adjusted operating cash flow, free cash flow and unlevered free cash flow are non-GAAP supplemental financial measures the Company's management believes provide useful information to investors regarding the Company's liquidity, including the Company's ability to generate cash flow in excess of its capital requirements and return cash to shareholders.

The Company has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow, free cash flow and unlevered free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow free cash flow and unlevered free cash flow to projected net cash provided by operating activities, without unreasonable effort.

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